Exhibit 10.13

Name:	[●]
Number of Restricted Stock Units:	[●]
Date of Grant:	[●]

EMPLOYEE RESTRICTED STOCK UNIT AWARD
granted under the
LPL FINANCIAL HOLDINGS INC.
2021 OMNIBUS EQUITY INCENTIVE PLAN
This agreement (the “Agreement”) evidences the grant of an award by LPL Financial Holdings Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”) pursuant to and subject to the terms of the Company’s 2021 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms used and not otherwise defined herein have the meanings provided in the Plan.
1.Restricted Stock Unit Award.
The Company hereby grants to the Participant on the date of grant set forth above (the “Date of Grant”) that number of Restricted Stock Units set forth above (the “Award”), giving the Participant the conditional right to receive, without payment and subject to the conditions and limitations set forth in this Agreement and in the Plan, one share of Stock per Restricted Stock Unit (the “Shares”), subject to adjustment pursuant to the provisions of Section 7 of the Plan.
2.Vesting; Termination of Employment.
(a)Vesting. Unless earlier terminated, forfeited, relinquished or expired, and subject to the Participant’s continued Employment through the applicable vesting date, the Award shall become vested on each of the dates set forth below as to the number of Shares specified below in respect of such date.
[●] Shares on [●] 20[●];
an additional [●] Shares on [●] 20[●]; and
an additional [●] Shares on [●] 20[●].
(b)Termination of Employment. Automatically and immediately upon the cessation of the Participant’s Employment, (i) the unvested portion of the Award shall terminate and be forfeited for no consideration, except (A) that upon a termination of Employment due to the Participant’s Retirement, the Award shall continue to vest in accordance with Section 2(a) above as if the Participant had remained in continuous Employment with the Company, subject to Section 8 of this Agreement, and Sections 4.1(d) and 4.2(d) of the Company’s Executive Severance Plan (the “Severance Plan”) shall not apply to this Award, (B) in the case of a termination of Employment other than due to the Participant’s Retirement and other than as provided in subsection (C) below, as expressly provided otherwise in any other written agreement then in effect between the Company and the Participant or under the terms of any employee benefit plan or program sponsored by the Company in which the Participant then participates and (C) that upon a termination of Employment due to the Participant’s death or Disability the Award, to the extent then unvested, shall automatically vest in full; and (ii) the vested portion of the Award, if any, shall terminate and be forfeited for no consideration if the Participant’s Employment is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause, pursuant to Section 6(a)(4)(E) of the Plan.
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3.Delivery of Shares.
Subject to Section 8 of this Agreement, the Company shall effect delivery of vested Shares to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution) within thirty (30) days of the date such Shares become vested as described in Section 2. No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.Dividends; Other Rights.
The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the payment date with respect to such Share. The Participant shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.
5.Withholding; Certain Tax Matters.
(a)No Shares will be delivered pursuant to this Award unless and until the Participant shall have remitted to the Company in cash or by check an amount sufficient to satisfy any federal, state or local withholding tax requirements or tax payments, or shall have made other arrangements satisfactory to the Administrator with respect to such taxes. The Administrator may, in its sole discretion, hold back Shares from an award or permit the Participant to tender previously owned shares of Stock in satisfaction of tax withholding or tax payment requirements (but not in excess of the applicable minimum statutory withholding rate).
(b)Notwithstanding anything to the contrary in this Award, if at the time of the Participant’s termination of Employment, the Participant is a “specified employee,” as defined below, any and all amounts payable under this Award on account of such separation from service that constitute deferred compensation and would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b) or (B) other amounts or benefits that are not subject to the requirements of Section 409A. For purposes of this Award, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury Regulation Section 1.409A-1(i). To the extent that discretion may be exercised by the Administrator regarding the treatment of the Award in connection with a Change of Control or Covered Transaction, it shall not be exercised if it would cause the Award to violate the terms of Section 409A. To the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, in order for the Award, or portion thereof, to vest and be settled upon a Change of Control or Disability, such Change of Control or Disability must also constitute a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations or the Participant becoming “disabled” within the meaning of  Section 1.409A-3(i)(4) of the Treasury Regulations, as applicable. In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

6.Restrictions on Transfer.
No portion of the Award may be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

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7.Effect on Employment.
This Award shall not confer upon the Participant any right to be retained in the employ or service of the Company or any of its Affiliates and shall not affect in any way the right of the Company or any of its Affiliates to terminate the Participant’s Employment at any time.
8.Forfeiture; Recovery of Compensation.
(a)The Award, and the proceeds from the delivery and/or disposition of the Shares, are subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if at any time the Participant is not in compliance with all applicable provisions of this Agreement and the Plan, including, without limitation, if the Participant engages in conduct that would constitute grounds for termination of the Participant’s Employment for Cause or upon the Participant’s breach of any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which the Participant is bound or if the Participant engages in Competitive Activity. Without limiting the foregoing, if the Participant no longer holds the Shares, the Administrator may require the Participant remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares under this Award, (ii) any consideration received upon the exchange of any Shares under this Award (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange) and (iii) to the extent that the Shares were transferred by gift or without consideration, the value of the Shares determined at the time of gift or transfer.
(b)By accepting, or being deemed to have accepted, the Award, the Participant expressly acknowledges and agrees that his or her rights under the Award (and those of any transferee of the Award), including the right to any Stock acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) and Section 6(a)(6) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes awards such as the Award; provided, however, that the foregoing shall not be construed to limit the general application of Section 9 of this Agreement.
9.Provisions of the Plan.
This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of the Award has been furnished or made available to the Participant. By accepting, or being deemed to have accepted, all or any part of the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.
10.General.
The Participant acknowledges and agrees that all determinations of the Administrator made with respect to the Plan and the Award are conclusive and shall be binding upon the Participant and any permitted transferee, and further acknowledges that Section 2(b)(A) of this Agreement expressly controls over Sections 4.1(d) and 4.2(d) of the Severance Plan. This Agreement may be executed in counterparts (which may be delivered in .pdf format or by other electronic means), each of which shall be an original and all of which together shall constitute one and the same instrument.
[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

LPL FINANCIAL HOLDINGS INC.

By:
Name:
Title:

Acknowledged and Agreed:

Signature:

Print Name:

Date:

[Signature Page to Restricted Stock Unit Award Agreement]
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